EXHIBIT 10.24


     SECOND AMENDMENT TO THE DECEMBER 1, 1993 AGREEMENT
    REGARDING RETIREMENT BENEFITS OF ARTHUR A. TORRELLAS


     WHEREAS, Arthur A. Torrellas (Executive") has been employed by Beckman Instruments, Inc. ("Company") for approximately 19 years; and

     WHEREAS, the Executive and the Company entered into the Agreement Regarding Retirement Benefits of Arthur A. Torrellas as of December 1, 1993 and executed on December 20, 1993 ("the Agreement") and subsequently entered into a First Amendment to the Agreement as of May 30, 1995 so that the Executive will continue to remain employed by and provide unique worldwide field operations experience to the Company.

     WHEREAS, the Executive and the Company wish to amend the Agreement and the First Amendment so that the Executive will continue to remain employed by and provide unique worldwide field operations experience to the Company beyond
December 31, 1996.

     NOW, THEREFORE, this Second Amendment to the Agreement between the Executive and the Company is hereby adopted as of December 16, 1996 and amends the Agreement as follows:

1. All reference to October 31, 1995 in the Agreement is changed to July 31, 1997 except for paragraph 2 entitled
Voluntary Termination Before or After October 31, 1995 which is deleted and the following inserted.

                    2.   Voluntary Termination.  The
          increase referred to in paragraph 1 does not apply if Executive, before December 31, 1996 or after July 31, 1997, voluntarily terminates employment (retires). The benefit payable under such circumstances would be the benefit normally payable from the Pension
          Plan and the Supplemental Plan.  If the
          Executive voluntarily terminates employment
          (retires) after December 31, 1996, but before
          July 31, 1997, the Executive would receive the increase referred to in paragraph 1.

     2. All other terms and provisions of the Agreement shall remain the same.

     This Amendment to the Agreement is entered into as of December 16, 1996.

                    EXECUTIVE

                    By: /s/Arthur a. Torrellas
                       Arthur A. Torrellas

                    COMPANY

                    BECKMAN INSTRUMENTS, INC.
                    By: /s/John P. Wareham
                       John P. Wareham

                    Its: President and Chief Operating Officer